Exhibit 99.1
Earnings Release
INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER ENDED JULY 31, 2013
Minot, ND – September 9, 2013 – Investors Real Estate Trust (NYSE: IRET) reported financial and operating results today for the quarter ended July 31, 2013.
During the three month period ended July 31, 2013, IRET's revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall increased and on a per share and unit basis remained the same for the three month period ended July 31, 2013 compared to the same period of the prior fiscal year. Net income increased from the year-earlier period. Included in first quarter fiscal year 2014 net income was a gain on involuntary conversion from the receipt of insurance proceeds for the redevelopment of our Chateau apartment property following the fire that destroyed one building in February 2012.
For the three month period ended July 31, 2013, as compared to the same period of the prior fiscal year:
•	Revenues increased to $67.2 million from $61.0 million.
•	Total expenses increased by approximately $8.8 million, or 20.4%, in the three months ended July 31, 2013 compared to the three months ended July 31, 2012, from $43.2 million to $52.0 million.
•
FFO increased to $19.7 million on approximately 124,179,000 weighted average shares and units outstanding, from $17.6 million on approximately 111,292,000 weighted average shares and units outstanding ($.16 per share and unit for both periods).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $199,000 compared to $1.1 million in the same period of the prior fiscal year.

Significant Events and Transactions during the first quarter of fiscal year 2014:
•	the acquisition of a multi-family residential property in Rapid City, South Dakota for $6.2 million, adding 71 units to the Company's multi-family residential portfolio;
•	the disposition of four commercial industrial properties and one commercial retail property, for a total sales price of approximately $21.8 million and a gain of approximately $1.9 million; and
•
the filing of a registration statement with the Securities and Exchange Commission to enable the Company to offer and sell, from time to time, in one or more offerings, an indeterminate amount of its common and preferred shares of beneficial interest and debt securities.

IRET's President and Chief Executive Officer, Timothy Mihalick, commented, "We are pleased to report solid results for the quarter, led by contributions from acquisitions and development projects placed in service in fiscal year 2013. During the quarter, we added an additional 71 apartment units in our multi-family portfolio following our purchase of an apartment property in Rapid City, South Dakota, and we continued with our planned disposition of non-core industrial and retail properties, with the sale of four commercial industrial and one commercial retail property. We continue to expect that our development pipeline, including our River Ridge Apartments in Bismarck, North Dakota, our Cypress Court Apartments in St. Cloud, Minnesota, our Landings at Southgate project in Minot, North Dakota, and our Renaissance Heights I project in Williston, North Dakota, will experience strong lease-up at completion. Over the past twelve months, I have discussed IRET's plan to maximize the opportunities in front of us in our home Great Plains region.  I believe progress has been made, and, although we have more work to do, IRET is committed to completing the task at hand."
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1            The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis."  In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.
i

Operating Results
Net Operating Income (NOI)2 from all properties increased by $4.3 million, or 11.8%, during the three month period ended July 31, 2013, compared to the same period one year ago. Non-stabilized properties accounted for $3.4 million of the increase while stabilized properties added approximately $879,000.
Development projects placed into service, which are included in the non-stabilized pool, continue to be strong contributors to NOI as we are experiencing rapid lease up with strong market rents in the communities where IRET is building. The stabilized properties are operating basically consistent with prior periods, with an NOI increase of $879,000 primarily due to slight increases in occupancy which provided for increased tenant reimbursements in our commercial office, commercial healthcare and commercial industrial segments. Detail on NOI by segment is provided in the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2013.
Physical occupancy as of July 31, 2013 compared to July 31, 2012 increased slightly in two of our five reportable segments (commercial office and commercial healthcare), decreasing slightly in our multi-family residential and commercial industrial segments, on a stabilized basis and an all-property basis. Physical occupancy as of July 31, 2013 compared to July 31, 2012 in our commercial retail segment decreased 7.5% and 7.4% on a stabilized basis and an all-property basis, respectively, primarily due to the expiration of an anchor tenant's lease for 84,338 square feet at our Jamestown Buffalo Mall property during the first quarter of fiscal year 2014. A new lease for the vacant space was executed in the first quarter of fiscal year 2014 with an effective date of August 1, 2013.
Physical Occupancy Levels on a Stabilized Property and All Property Basis:
	Stabilized Properties(a)		All Properties
	As of July 31,		As of July 31,
Segments	Fiscal 2014	Fiscal 2013	Fiscal 2014	Fiscal 2013
Multi-Family Residential	93.3%	94.1%	92.9%	93.0%
Commercial Office	80.2%	79.0%	80.2%	79.0%
Commercial Healthcare	95.5%	95.2%	95.4%	95.2%
Commercial Industrial	86.1%	87.4%	87.5%	88.5%
Commercial Retail	79.6%	87.1%	79.7%	87.1%

a.	Non-stabilized properties consist of the following properties (re-development and in-service development properties are listed in bold type):
FY2014 -	Multi-Family Residential -
Alps Park, Rapid City, SD; Chateau I, Minot, ND; Colonial Villa, Burnsville, MN; Colony, Lincoln, NE; First Avenue, Minot, ND; Lakeside Village, Lincoln, NE; Ponds at Heritage Place, Sartell, MN; Quarry Ridge II, Rochester, MN; Villa West, Topeka, KS; Whispering Ridge, Omaha, NE and Williston Garden, Williston, ND.
Total number of units, 1,809.

	Commercial Healthcare -	Jamestown Medical Office Building, Jamestown, ND. Total rentable square footage, 45,222.
	Commercial Industrial -	Minot IPS, Minot, ND and Stone Container, Roseville, MN. Total rentable square footage, 256,770.
	Commercial Retail -	Arrowhead First International Bank, Minot, ND. Total rentable square footage, 3,702.

FY2013 -	Multi-Family Residential -	Chateau I, Minot, ND; Colony, Lincoln, NE; Lakeside Village, Lincoln, NE; Quarry Ridge II, Rochester, MN; Villa West, Topeka, KS and Williston Garden, Williston, ND. Total number of units, 1,326.
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2	We measure the performance of our segments based on NOI, which we define as total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance, property management expenses and other property expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
3	Stabilized properties are properties owned or in service for the entirety of the periods being compared, and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for commercial office, healthcare, industrial and retail properties.

Acquisitions and Dispositions
During the first quarter of fiscal year 2014, the Company closed on its acquisitions of:
•
a 71-unit multi-family residential property in Rapid City, South Dakota, on approximately 3.2 acres of land, for a purchase price of $6.2 million, of which $2.9 million was paid in cash and the remainder in limited partnership units of the Operating Partnership valued at $3.3 million; and

•	an approximately 0.7-acre parcel of vacant land in Minot, North Dakota for a purchase price, including acquisition costs, of $179,000, paid in cash.
During the first quarter of fiscal year 2014, the Company sold four commercial industrial properties and one commercial retail property for a total sales price of approximately $21.8 million.
Shareholder Equity, Distributions and Capital Structure
As of July 31, 2013, IRET had a total capitalization of $2.3 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company's outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company's sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company's preferred shares and the outstanding principal balance of the consolidated debt of the Company.
On July 1, 2013, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET's 169th consecutive distribution. IRET also paid, on July 1, 2013, a quarterly distribution of $0.5156 per share on its Series A preferred shares and a quarterly distribution of $0.4968 per share on its Series B preferred shares.
Distribution Declared.  Subsequent to the end of the first quarter of fiscal year 2014, on September 4, 2013, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable October 1, 2013 to common shareholders and unitholders of record on September 16, 2013. Also on September 4, 2013, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable September 30, 2013 to Series A preferred shareholders of record on September 16, 2013, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable September 30, 2013 to Series B preferred shareholders of record on September 16, 2013.
Conference Call Information
The Conference Call for 1st Quarter Earnings is scheduled for Tuesday, September 10, 2013 at 9:00 A.M. Central Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:
USA Toll Free Number: 1-888-317-6016
International Toll Free Number: 1-412-317-6016
Canada Toll Free Number: 1-855-669-9657
A webcast and transcript of the call will be archived on the "Investors/ Presentations & Events/Presentations" page of IRET's website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.
About IRET
IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 88 multi-family residential properties with 10,351 apartment units; and 68 commercial office properties, 65 commercial healthcare properties (including senior housing), 14 commercial industrial properties and 28 commercial retail properties with a total of approximately 12.0 million square feet of leasable space.  IRET common shares, Series A preferred shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET, IRETPR and IRETPRB, respectively). IRET's press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.
Certain statements in this earnings release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2013 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	July 31, 2013	April 30, 2013
ASSETS
Real estate investments
Property owned	$2,016,523	$2,032,970
Less accumulated depreciation	(429,376)	(420,421)
	1,587,147	1,612,549
Development in progress	77,396	46,782
Unimproved land	20,774	21,503
Total real estate investments	1,685,317	1,680,834
Real estate held for sale	3,969	0
Cash and cash equivalents	93,193	94,133
Other investments	640	639
Receivable arising from straight-lining of rents, net of allowance of $752 and $830, respectively	26,671	26,354
Accounts receivable, net of allowance of $388 and $563, respectively	8,370	4,534
Real estate deposits	489	196
Prepaid and other assets	4,741	5,124
Intangible assets, net of accumulated amortization of $24,019 and $27,708, respectively	36,989	40,457
Tax, insurance, and other escrow	12,344	12,569
Property and equipment, net of accumulated depreciation of $1,757 and $1,673, respectively	1,217	1,221
Goodwill	1,100	1,106
Deferred charges and leasing costs, net of accumulated amortization of $19,810 and $18,714, respectively	21,602	22,387
TOTAL ASSETS	$1,896,642	$1,889,554

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$52,563	$50,797
Revolving line of credit	10,000	10,000
Mortgages payable	1,030,407	1,049,206
Other	32,366	18,170
TOTAL LIABILITIES	1,125,336	1,128,173
COMMITMENTS AND CONTINGENCIES
EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at July 31, 2013 and April 30, 2013, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at July 31, 2013 and April 30, 2013, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 104,226,469 shares issued and outstanding at July 31, 2013, and 101,487,976 shares issued and outstanding at April 30, 2013)	807,928	784,454
Accumulated distributions in excess of net income	(323,406)	(310,341)
Total Investors Real Estate Trust shareholders' equity	623,196	612,787
Noncontrolling interests – Operating Partnership (21,848,891 units at July 31, 2013 and 21,635,127 units at April 30, 2013)	122,334	122,539
Noncontrolling interests – consolidated real estate entities	25,776	26,055
Total equity	771,306	761,381
TOTAL LIABILITIES AND EQUITY	$1,896,642	$1,889,554

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three months ended July 31, 2013 and 2012

	(in thousands, except per share data)
	Three Months Ended July 31
	2013	2012
REVENUE
Real estate rentals	$55,039	$50,458
Tenant reimbursement	12,143	10,517
TOTAL REVENUE	67,182	60,975
EXPENSES
Depreciation/amortization related to real estate investments	18,528	15,063
Utilities	5,051	4,194
Maintenance	7,912	7,312
Real estate taxes	8,862	8,242
Insurance	1,347	901
Property management expenses	4,242	3,701
Other property expenses	177	335
Administrative expenses	2,524	1,960
Advisory and trustee services	229	136
Other expenses	679	519
Amortization related to non-real estate investments	990	822
Impairment of real estate investments	1,458	0
TOTAL EXPENSES	51,999	43,185
Gain on involuntary conversion	966	0
Operating income	16,149	17,790
Interest expense	(14,799)	(16,069)
Interest income	188	18
Other income	22	124
Income from continuing operations	1,560	1,863
Income from discontinued operations	1,656	133
NET INCOME	3,216	1,996
Net income attributable to noncontrolling interests – Operating Partnership	(50)	(251)
Net income attributable to noncontrolling interests – consolidated real estate entities	(88)	(66)
Net income attributable to Investors Real Estate Trust	3,078	1,679
Dividends to preferred shareholders	(2,879)	(593)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$199	$1,086
(Loss) earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	(.01)	.01
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.01	.00
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.00	$.01
DIVIDENDS PER COMMON SHARE	$.1300	$.1300

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three months ended July 31, 2013 and 2012

Three Months Ended July 31,	(in thousands, except per share amounts)
	2013			2012
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$3,078			$1,679
Less dividends to preferred shareholders	(2,879)			(593)
Net income available to common shareholders	199	102,358	$0.00	1,086	90,518	$0.01
Adjustments:
Noncontrolling interest – Operating Partnership	50	21,821		251	20,774
Depreciation and amortization(1)	19,555			16,187
Impairment of real estate investments	1,803			0
Gain on depreciable property sales	(1,943)			73
Funds from operations applicable to common shares and Units	$19,664	124,179	$0.16	$17,597	111,292	$0.16
(1)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $19,518 and $15,885, and depreciation/amortization from Discontinued Operations of $68 and $401, less corporate-related depreciation and amortization on office equipment and other assets of $31 and $99, for the three months ended July 31, 2013 and 2012, respectively.
(2)	UPREIT Units of the Operating Partnership are exchangeable for cash, or, at the Company's discretion, for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended July 31, 2013 and 2012

Three Months Ended July 31, 2013	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$24,582	$19,744	$16,072	$3,456	$3,328	$67,182
Real estate expenses	10,959	9,985	4,282	1,039	1,326	27,591
Gain on involuntary conversion	966	0	0	0	0	966
Net operating income	$14,589	$9,759	$11,790	$2,417	$2,002	40,557
Depreciation/amortization						(19,518)
Administrative, advisory and trustee services						(2,753)
Other expenses						(679)
Impairment of real estate investments						(1,458)
Interest expense						(14,799)
Interest and other income						210
Income from continuing operations						1,560
Income from discontinued operations						1,656
Net income						$3,216

Three Months Ended July 31, 2012	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$21,210	$18,778	$15,073	$2,788	$3,126	$60,975
Real estate expenses	9,293	9,336	4,080	896	1,080	24,685
Net operating income	$11,917	$9,442	$10,993	$1,892	$2,046	36,290
Depreciation/amortization						(15,885)
Administrative, advisory and trustee services						(2,096)
Other expenses						(519)
Interest expense						(16,069)
Interest and other income						142
Income from continuing operations						1,863
Income from discontinued operations						133
Net income						$1,996